Exhibit 99.1

Enova Reports Second Quarter 2018 Results

- Second quarter 2018 revenue grew 33% compared to a year ago, reaching $253 million and adjusted EBITDA grew 20% to $50 million

- Second quarter 2018 installment loan and receivables purchase agreement revenue grew 46% to $123 million and line of credit revenue grew 35% to $80 million

- Total loans outstanding grew 33% year-over-year during the second quarter, driven by near-prime installment loan portfolio growth of 39% to $416 million

- Diluted earnings per share grew 49% to $0.52 per share compared to the year ago quarter and adjusted earnings per share grew 44% to $0.59 per share

CHICAGO, July 26, 2018 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company offering consumer and small business loans and financing, today announced financial results for the quarter ended June 30, 2018.

"We are pleased with our strong second quarter results, driven by robust demand and stable credit across each of our six growth businesses," said David Fisher, Enova's CEO. "We've been consistent in executing our focused growth strategy, which includes the ongoing diversification of our business. These efforts have positioned us well in each of our markets to deliver sustainable and profitable long-term growth."

Second Quarter 2018 Summary

  Total revenue of $253 million in the second quarter of 2018 increased 33% from $190 million in the second quarter of 2017.
  Gross profit margin was 52.0% in the second quarter of 2018 compared to 57.9% in the second quarter of 2017.
  Net income was $18 million, or $0.52 per diluted share, in the second quarter of 2018 compared to net income of $12 million, or $0.35 per diluted share, in the second quarter of 2017.
  Second quarter 2018 adjusted EBITDA of $50 million, a non-GAAP measure, increased from $42 million in the second quarter of 2017.
  Adjusted earnings of $21 million, or $0.59 per diluted share, a non-GAAP measure, in the second quarter of 2018 increased from adjusted earnings of $14 million, or $0.41 per diluted share, in the second quarter of 2017.

"The second quarter marks the 11th consecutive quarter we have delivered financial results within or exceeding our guidance ranges, demonstrating the strength of our business model and consistency of our execution," said Steve Cunningham, CFO of Enova. "Strong receivables growth, stable credit, significant operating leverage, and balance sheet flexibility continue to drive our financial results."

Enova ended the second quarter of 2018 with unrestricted cash and cash equivalents of $47 million. As of June 30, 2018, the company had total debt outstanding of $763 million, which included $179 million outstanding under Enova's $295 million securitization facilities. During the second quarter, Enova generated $143 million of cash flow from operations. On July 23, the Company added a new 3-year, $150 million securitization facility to support growth of the NetCredit business. The new facility increases total NetCredit securitization capacity to $445 million and lowers the cost of financing.

Outlook

For the third quarter of 2018, Enova expects total revenue of $260 million to $275 million, GAAP results of $0.30 diluted earnings per share to $0.52 diluted earnings per share, adjusted EBITDA of $40 million to $50 million, and adjusted earnings per share of $0.37 to $0.58. For the full year 2018, Enova expects total revenue of $1.035 billion to $1.075 billion, GAAP diluted earnings per share of $1.78 to $2.22, adjusted EBITDA of $195 million to $215 million, and adjusted earnings per share of $2.19 to $2.63.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time / 5 p.m. Eastern Time today, Thursday, July 26th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International call. A replay of the conference call will be available until August 2, 2018, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10121788.

About Enova

Enova (NYSE: ENVA) is a leading provider of online financial services to non-prime consumers and small businesses, providing access to credit powered by its advanced analytics, innovative technology, and world-class online platform and services. Enova has provided more than 5 million customers around the globe with access to more than $20 billion in loans and financing. The financial technology company has a portfolio of trusted brands serving consumers, including CashNetUSA®, NetCredit®, On Stride Financial®, Pounds to Pocket®, QuickQuid® and Simplic®; two brands serving small businesses, Headway Capital® and The Business Backer®; and offers online lending platform services to lenders. Through its Enova Decisions™ brand, it also delivers on-demand decision-making technology and real-time predictive analytics services to clients. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, stock-based compensation, loss on early extinguishment of debt and acquisition related costs, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	June 30,		December 31,
	2018	2017	2017
Assets
Cash and cash equivalents	$47,414	$46,209	$68,684
Restricted cash (includes restricted cash of consolidated VIEs of $21,744, $19,119 and $21,696 as of June 30, 2018 and 2017 and December 31, 2017, respectively)	28,863	26,636	29,460
Loans and finance receivables, net (includes loans of consolidated VIEs of $257,972, $240,444 and $282,724 and allowance for losses of $21,019, $17,072 and $22,728 as of June 30, 2018 and 2017 and December 31, 2017, respectively)	750,131	563,996	704,705
Income taxes receivable	3,006	13,410	4,092
Other receivables and prepaid expenses	25,373	22,006	23,817
Property and equipment, net	47,752	44,329	48,525
Goodwill	267,013	267,012	267,015
Intangible assets, net	3,790	4,865	4,325
Other assets	9,862	13,406	8,837
Total assets	$1,183,204	$1,001,869	$1,159,460
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$72,406	$62,799	$77,123
Deferred tax liabilities, net	14,322	25,753	12,108
Long-term debt (includes long-term debt of consolidated VIEs of $179,059, $151,987 and $211,406 and debt issuance costs of $2,131, $1,054 and $3,271, as of June 30, 2018 and 2017 and December 31, 2017, respectively)	762,831	638,749	788,542
Total liabilities	849,559	727,301	877,773
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 34,633,819, 33,752,662 and 33,932,673 shares issued and 34,145,146, 33,635,215 and 33,504,555 outstanding as of June 30, 2018 and 2017 and December 31, 2017, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	39,335	23,753	29,781
Retained earnings	312,440	261,180	264,695
Accumulated other comprehensive loss	(10,905)	(9,069)	(7,086)
Treasury stock, at cost (488,673, 117,447 and 428,118 shares as of June 30, 2018 and 2017 and December 31, 2017, respectively)	(7,225)	(1,296)	(5,703)
Total stockholders' equity	333,645	274,568	281,687
Total liabilities and stockholders' equity	$1,183,204	$1,001,869	$1,159,460

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenue	$253,301	$189,904	$507,599	$382,167
Cost of Revenue	121,494	79,862	230,047	161,746
Gross Profit	131,807	110,042	277,552	220,421
Expenses
Marketing	29,386	23,410	57,122	42,993
Operations and technology	27,195	21,818	52,733	45,349
General and administrative	28,295	26,245	55,216	51,941
Depreciation and amortization	3,837	3,366	7,675	6,863
Total Expenses	88,713	74,839	172,746	147,146
Income from Operations	43,094	35,203	104,806	73,275
Interest expense, net	(19,355)	(17,012)	(39,028)	(34,234)
Foreign currency transaction (loss) gain	(204)	62	(2,292)	289
Loss on early extinguishment of debt	—	—	(4,710)	—
Income before Income Taxes	23,535	18,253	58,776	39,330
Provision for income taxes	5,310	6,380	12,653	13,605
Net Income	$18,225	$11,873	$46,123	$25,725
Earnings Per Share:
Net income per common share:
Basic	$0.54	$0.35	$1.36	$0.77
Diluted	$0.52	$0.35	$1.32	$0.75
Weighted average common shares outstanding:
Basic	33,984	33,553	33,821	33,463
Diluted	35,371	34,125	34,966	34,081

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Six Months Ended June 30,
	2018	2017
Cash flows provided by operating activities	$295,716	$186,058
Cash flows used in investing activities
Loans and finance receivables	(276,550)	(164,731)
Property and equipment additions	(7,065)	(5,301)
Other investing activities	42	1,482
Total cash flows used in investing activities	(283,573)	(168,550)
Cash flows used in financing activities	(33,599)	(15,900)
Effect of exchange rates on cash, cash equivalents and restricted cash	(411)	4,997
Net increase in cash, cash equivalents and restricted cash	(21,867)	6,605
Cash, cash equivalents and restricted cash at beginning of year	98,144	66,240
Cash, cash equivalents and restricted cash at end of period	$76,277	$72,845

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and six months ended June 30, 2018 and 2017.

	Three Months Ended June 30,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$213,638	$158,073	$55,565	35.2%
Cost of revenue	102,206	67,393	34,813	51.7
Gross profit	$111,432	$90,680	$20,752	22.9
Gross profit margin	52.2%	57.4%	(5.2)%	(9.1)%
International:
Revenue	$39,663	$31,831	$7,832	24.6%
Cost of revenue	19,288	12,469	6,819	54.7
Gross profit	$20,375	$19,362	$1,013	5.2
Gross profit margin	51.4%	60.8%	(9.4)%	(15.5)%
Total:
Revenue	$253,301	$189,904	$63,397	33.4%
Cost of revenue	121,494	79,862	41,632	52.1
Gross profit	$131,807	$110,042	$21,765	19.8
Gross profit margin	52.0%	57.9%	(5.9)%	(10.2)%

	Six Months Ended June 30,
	2018	2017	$ Change	% Change
Domestic:
Revenue	$426,604	$322,742	$103,862	32.2%
Cost of revenue	190,319	138,042	52,277	37.9
Gross profit	$236,285	$184,700	$51,585	27.9
Gross profit margin	55.4%	57.2%	(1.8)%	(3.1)%
International:
Revenue	$80,995	$59,425	$21,570	36.3%
Cost of revenue	39,728	23,704	16,024	67.6
Gross profit	$41,267	$35,721	$5,546	15.5
Gross profit margin	51.0%	60.1%	(9.1)%	(15.1)%
Total:
Revenue	$507,599	$382,167	$125,432	32.8%
Cost of revenue	230,047	161,746	68,301	42.2
Gross profit	$277,552	$220,421	$57,131	25.9
Gross profit margin	54.7%	57.7%	(3.0)%	(5.2)%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for the three months ended June 30, 2018 and 2017.

Three Months Ended June 30,	2018	2017	Change
Cost of revenue	$121,494	$79,862	$41,632
Charge-offs (net of recoveries)	111,785	78,768	33,017
Average combined loans and finance receivables, gross:
Company owned(a)	840,077	619,699	220,378
Guaranteed by Enova(a)(b)	28,138	24,999	3,139
Average combined loans and finance receivables, gross (a)(c)	$868,215	$644,698	$223,517
Ending combined loans and finance receivables, gross:
Company owned	$871,915	$647,835	$224,080
Guaranteed by Enova(b)	28,681	28,013	668
Ending combined loans and finance receivables, gross (c)	$900,596	$675,848	$224,748
Ending allowance and liability for losses	$123,876	$85,780	$38,096
Combined originations (d)	$599,280	$512,546	$86,734

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	14.0%	12.4%	1.6%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	12.9%	12.2%	0.7%
Gross profit margin	52.0%	57.9%	(5.9)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(e)	13.8%	12.7%	1.1%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)

Represents loans and finance receivables originated by Enova and third-party lenders through the CSO and includes renewals of existing origination agreements to customers in good standing. The disclosure is statistical data that is not included in Enova's financial statements.

(e)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net Income	$18,225	$11,873	$46,123	$25,725
Adjustments:
Loss on early extinguishment of debt(a)	—	—	4,710	—
Intangible asset amortization	268	271	535	542
Stock-based compensation expense	2,834	2,987	5,267	5,307
Foreign currency transaction loss (gain)	204	(62)	2,292	(289)
Cumulative tax effect of adjustments	(777)	(1,113)	(2,756)	(1,923)

Adjusted earnings	$20,754	$13,956	$56,171	$29,362

Diluted earnings per share	$0.52	$0.35	$1.32	$0.75

Adjusted earnings per share	$0.59	$0.41	$1.61	$0.86

Adjusted EBITDA
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net Income	$18,225	$11,873	$46,123	$25,725
Depreciation and amortization expenses	3,837	3,366	7,675	6,863
Interest expense, net	19,355	17,012	39,028	34,234
Foreign currency transaction loss (gain)	204	(62)	2,292	(289)
Provision for income taxes	5,310	6,380	12,653	13,605
Stock-based compensation expense	2,834	2,987	5,267	5,307
Adjustments:
Loss on early extinguishment of debt(a)	—	—	4,710	—

Adjusted EBITDA	$49,765	$41,556	$117,748	$85,445

Adjusted EBITDA margin calculated as follows:
Total Revenue	$253,301	$189,904	$507,599	$382,167
Adjusted EBITDA	49,765	41,556	117,748	85,445
Adjusted EBITDA as a percentage of total revenue	19.6%	21.9%	23.2%	22.4%

(a)

In the first quarter of 2018, the Company recorded a $4.7 million ($3.7 million net of tax) loss on early extinguishment of debt related to the repurchase of $50.0 million principal amount of senior notes.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)

Estimated Adjusted EBITDA and Earnings Per Share For 2018

The following tables reconcile estimated Income from operations to Adjusted EBITDA, a non-GAAP measure and diluted income per share to adjusted earnings per share, a non-GAAP measure:

	Estimated Results
	Three Months Ended September 30, 2018
	Low	High
	Unaudited
Income from operations	$33,100	$43,100
Depreciation and amortization	3,900	3,900
Stock-based compensation expense	3,000	3,000
Adjusted EBITDA	$40,000	$50,000

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Income from operations	$167,800	$187,800
Depreciation and amortization	15,600	15,600
Stock-based compensation expense	11,600	11,600
Adjusted EBITDA	$195,000	$215,000

	Estimated Results
	Three Months Ended September 30, 2018
	Low	High
	Unaudited
Diluted income per share	$0.30	$0.52
Adjustments:
Intangible asset amortization	0.01	0.01
Stock-based compensation expense	0.08	0.08
Cumulative tax effect of adjustments	(0.02)	(0.03)
Adjusted earnings per share	$0.37	$0.58

	Estimated Results
	Year Ended December 31, 2018
	Low	High
	Unaudited
Diluted income per share	$1.78	$2.22
Adjustments:
Loss on early extinguishment of debt	0.13	0.13
Intangible asset amortization	0.03	0.03
Stock-based compensation expense	0.33	0.33
Foreign currency transaction gain	0.06	0.06
Cumulative tax effect of adjustments	(0.14)	(0.14)
Adjusted earnings per share	$2.19	$2.63

CONTACT: Public Relations, Caroline Vasquez, Email: media@enova.com; Investor Relations, Monica Gould, Office: (212) 871-3927, Email: IR@enova.com or Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com